UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2012

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY 10019
(Address of principal executive offices)

(646) 801-5572
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2012 (the “Closing”), Wizard World, Inc. (the “Company”) closed on a first round of financing related to an offering of up to $2,000,000 of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”), by entering into subscription agreements in the form attached hereto as Exhibit 10.1 (the “Subscription Agreements”), with ten (10) accredited investors (the “Subscribers”) for the issuance and sale of (i) an aggregate of $825,000 in Series A Preferred and (ii) Series A Common Stock Purchase Warrants in the form attached hereto as Exhibit 4.2 (the “Warrants”), on the basis of one warrant for every $2.00 of investment (the “Offering”).

The Closing is discussed more fully in Section 3.02 of this Current Report on Form 8-K. The information therein is hereby incorporated in this Section 1.01 by reference. The description of the transactions contemplated by the Subscription Agreement, Warrants and the other documents set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

On March 30, 2012, the Company entered into Subscription Agreements with the Subscribers for the issuance and sale of (i) $825,000 in shares of Series A Preferred with the rights and preferences set forth in the Amended and Restated Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $0.0001 par value per share, and (ii) 412,500 Warrants. The Series A Preferred is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a per share conversion price of $0.40, subject to adjustment, and the Warrants are exercisable to purchase shares of the Company’s Common Stock at a per share exercise price of $0.60, subject to adjustment. In connection with the Closing, the Company paid to Network 1 Financial Securities, Inc. certain fees related to the Closing, including (i) $82,500 in commission fees; (ii) $24,750 in non-accountable expense fees; and (iii) 206,250 common stock purchase warrants, par value $0.0001 per share, at an exercise price of $0.40 per share.

In connection with the Closing, and pursuant to Section 2 of those certain Senior Convertible Debentures in the aggregate amount of $325,000, issued on December 9, 2011, in favor of certain accredited investors (the Debenture Investors”) as signatories thereto (collectively, the “Debentures”), the Debentures were mandatorily converted (the “Mandatory Conversion”) into shares of Series A Preferred and Warrants upon the same terms of the Offering. A total of 3,250 shares of Series A Preferred and 162,500 Warrants were issued by the Company to the Debenture Investors pursuant to the Mandatory Conversion.

The description of the transactions contemplated by the Debentures set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Series A Common Stock Purchase Warrant*

4.2	Form of Senior Convertible Debenture*

10.1	Form of Subscription Agreement*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: April 5, 2012	By:	/s/ John Macaluso
Name: John Macaluso
Title: Chief Executive Officer